U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

BioCrude Technologies USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55818	81-2924160
(State of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1255 Phillips Square, Suite 605

Montreal, QB, Canada H3B 3G5

(Address of principal executive offices)

514-840-9719

(Registrant’s telephone number including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1)	PREVIOUS INDEPENDENT AUDITORS:

a.	On March 14, 2019, the Company terminated Zwick & Banyai, PLLC (“Zwick & Banyai”) as its registered independent public accountant.

b.	Zwick & Banyai’s reports on the financial statements for the periods June 30, 2018, through September 30, 2018, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the reporting periods covered by June 30, 2018, and September 30, 2018, there have been no disagreements with Zwick & Banyai on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Zwick & Banyai would have caused them to make reference thereto in their report on the financial statements. Through the interim period March 14, 2018 (the date of termination of the former accountant), there have been no disagreements with Zwick & Banyai on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Zwick & Banyai would have caused them to make reference thereto in their report on the financial statements. The Company did have a dispute with Zwick & Banyai with regards to their work ethic (producing work on time, as well as returning communication requests), and upon their termination, a dispute on billing (for work that they are not delivering, but want to get paid for).

d.	We have authorized Zwick & Banyai’s to respond fully to the inquiries of the successor accountant.

e.	During the periods June 30, 2018, through September 30, 2018, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.	The Company provided a copy of the foregoing disclosures to Zwick & Banyai prior to the date of the filing of this Report and requested that Zwick & Banyai furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. Zwick & Banyai has refused to provide such letter, which is supposed to be files as Exhibit 16.1 to this Form 8-K, but in its stead, the Company is providing a copy of email correspondence affirming all of the aforesaid, including that “there have been no disagreements with Zwick & Banyai on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Zwick & Banyai would have caused them to make reference thereto in their report on the financial statements” (filed as Exhibit 16.1).

(2)	NEW INDEPENDENT ACCOUNTANTS:

a.	On March 14, 2019, the Company engaged BF Borgers, CPA PC (“BF Borgers”), situated at 5400 W Cedar Ave, Lakewood, CO, USA 80226 (Ph: 303-953-1454, Fax: 720-251-8836; Website: www.bfbcpa.us), as its new registered independent public accountant. The Company has once before engaged BF Borgers, to redo the year ended December 31, 2016 audit (dispute with previous CPA firm “GBHCPAs; did not want to reissue consent form) which was inserted within the Form 10-K Amendment No. 1 for the year ended December 31, 2017. As part of BF Borgers’ mandate as the Company’s certified public accountant, BF Borgers will redo the year ended December 31, 2017 audit, to be inserted into the Form 10-K for the year ended December 31, 2018, due to the lack of professional conduct and candor of DMCL (Company’s previous certified public accounting firm) to return communications (telephone calls and emails) to fulfill the requirements for the filing of the Form 10-K for the year ended December 31, 2018 (consent form), ergo, by virtue of corporate resolution by the Board of Directors of the Company, same has decided to pay again to have the year ended December 31, 2017 redone to meet the Form 10-K for the year ended December 31, 2018 requirements for the consent of the year ended December 31, 2017 audit, as well as respecting the filing date for the Form 10-K, as so established by the Securities and Exchange Commission (SEC).

b.	During the periods of March 31, 2018, through September 30, 2018 and prior to March 14, 2019 (the date of the new engagement), we did not consult with BF Borgers regarding:

i.	the application of accounting principles to a specified transaction,

ii.	the type of audit opinion that might be rendered on the Company's financial statements by BF Borgers, in either case where written or oral advice provided by BF Borgers would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues, or

iii.	any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a.	None.
b.	Exhibits

Number	Exhibit
16.1	Email from Zwick & Banyai dated March 19, 2019

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCRUDE TECHNOLOGIES USA, INC.

Dated: March 20, 2019	/s/ John Moukas
John Moukas
Chief Executive Officer

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